SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 10-SB-A1


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                   GENERAL FORM FOR REGISTRATION OF SECURITIES

        Pursuant To Section 12(g) of the Securities Exchange Act of 1934

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                 Oasis Entertainment's Fourth Movie Project, Inc

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 Nevada                                                              88-0403762
(Jurisdiction of Incorporation)             (I.R.S. Employer Identification No.)


24843 Del Prado, Suite 326, Dana Point CA                                 92629
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:
(949) 249-1765


The following Securities are to be registered pursuant to Section 12(g) of the
Act:


                           Common Voting Equity Stock

                                   14,810,000

                                January 10, 2000




    The EXHIBIT INDEX is located at page 37 - of this Registration Statement

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                                     PART I
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                          Unnumbered Item: Introduction


     This registration statement is voluntarily filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, in order to comply with the requirements of National Association of Securities Dealers for quotation on the Over-the-Counter Bulletin Board, often called "OTCBB". This Registrant's common stock is not presently quoted on any exchange at the present time. The requirements of the OTCBB are that the financial statements and information about the Registrant be reported periodically to the Commission and be and become information that the public can access easily. This Registrant wishes to report and provide disclosure voluntarily, and will file periodic reports in the event that its obligation to file such reports is suspended under the Exchange Act. If and when this 1934 Act Registration is effective and clear of comments by the staff, this Registrant will be eligible for consideration for the OTCBB upon submission of one or more NASD members for permission to publish quotes for the purchase and sale of the shares of the common stock of the Registrant.

     This Registrant may be the subject of a "Reverse Acquisition". A reverse acquisition is the acquisition of a private ("Target") company by a public company, by which the private company's shareholders acquire control of the public company. While no negotiations are in progress, and no potential targets have been identified, the business plan of this Registrant is to find such a target or targets, and attempt to acquire them for stock. While no such arrangements or plans have been adopted or are presently under consideration, it would be expected that a reverse acquisition of a target company or business would be associated with some private placements and/or limited offerings of common stock of this Registrant for cash. Such placements, or offerings, if and when made or extended, would be made with disclosure and reliance on the businesses and assets to be acquired, and not upon the present condition of this Registrant.

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                        Item 1. Description of Business.
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(a)  Business Development.

     (1) Form and Year of Organization. This Corporation Oasis Entertainment's Fourth Movie Project, Inc. ("the Registrant") was duly incorporated in Nevada on April 9, 1998. The Registrant has on file with the Securities and Exchange Commission an Amended Form 1-A/Regulation A Offering Statement (File No. 24-3948) under the Securities Act of 1933, as amended. In that Offering Statement the business of Registrant was described to be the production of low-budget films for theatrical, cable and video release.

     This Registrant has never been a "Blank Check Company", commonly called a "Blind Pool", as referred to in either Rule 419 or Rule 504, or at any time its founders or others were offered, purchased or acquired the outstanding securities of this Registrant. After abandoning its business plan, it became a company whose business plan was to find a profitable business combination. As a practical matter, the Registrant is required to register its common stock pursuant to ss.12(g) of the 1934 Act, and to pursue continued acceptance for quotation on the OTCBB if it is to have any chance to compete in with other issuers or registrants, for business combinations by reverse acquisition. There are no lock-up or shareholder pooling agreements between or among shareholders of this Registrant. All shares are owned and controlled independently by the persons to whom they are issued. This Registrant has no Internet address.


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



     Founders Shares: On April 9, 1998, 5,000,000 shares of common stock were issued to each of the Registrant's two founders at par value for a total of $10,000.


     Further Issuances: On September 30, 1998, 1,500,000 shares of common stock were issued and on April 20, 1999, 3,310,000 shares of common stock were issued at $0.10 per share for a total of $481,000 pursuant to an exemption from registration in an offering made in reliance upon the exemption provided by Regulation A of the Securities Act of 1933 to a total of 40 accredited investors.


        ===============================================
             Issuance:
         Reference Number                    Original
             Exemption                      Issuances
                                        Forward Split
                                           1 to 1,000
        -----------------------------------------------
             1-ss.4(2)                     10,000,000
        -----------------------------------------------
             2- Reg. A                      1,500,000
        -----------------------------------------------
             3- Reg. A                      3,310,000
        -----------------------------------------------
              Totals                       14,821,000
        ===============================================


     (2) Bankruptcy, Receivership or Similar Proceeding. None from inception to date.


(b) Business of the Issuer. This Company has no current business.Pursuant to the Registrant's original business plan, it produced one full-length movie entitled "The Blood Game" that was intended for video and cable release. The movie was produced for a cost of $174,360. The Registrant has been unsuccessful in their efforts to sell or distribute this movie, and there are no assurances that the Registrant will be able to sell or distribute this movie. If the Registrant is unsuccessful in these efforts, or if there is only limited distribution of the movie, then all or a part of the production cost may be lost.

     Due to the distribution problems encountered with the "Blood Game" and due to recent changes in the entertainment industry regarding the technological demands of producing, the Officers and Directors of Registrant have reviewed and analyzed the current business plan of "producing low budget movies."

     The business analysis concluded that the current business plan projected diminishing returns and great margins of risk. The technology in the movie industry was changing so rapidly that the cost for production exceeded any possible gross revenue for "made-for-cable and video features." The industry trade publications predicted that the following two years would see an emergence of the major movie studios into the smaller markets such as "made-for-cable and video features," independent films, and Internet programming due to the radical changes in market demands for content, medium and genre. The Registrant also lacks the capital resources to fund multiple productions in one period, which was a growing necessity to compete in the industry.

     Meanwhile, an opportunity to produce and finance direct response television programs arose. An emerging "Direct Response" company, Reliant Interactive Media Corp. ("Reliant") approached the Registrant to finance and co-produce direct-response television and electronic retailing programs. Reliant is a full reporting public company trading under the symbol "RIMC" on the OTCBB.

     After extensive due diligence, the Officers and Directors of the Registrant concluded the potential for profit and growth in this new opportunity was far greater than its previous business plan. A new business plan was then adopted and a contract was entered into with Reliant for financing and co- producing three (3) direct-response television programs.

     In the Agreement between Reliant and Registrant, dated March 24, 1999, Registrant provided $250,000 to Reliant for production of three infomercials. In consideration of this financing, Registrant will receive 250,000 shares of common stock of Reliant and royalties equal to 2% of the adjusted gross revenues received by Reliant up to a maximum of $625,000. Thereafter, the royalty will be reduced to 1%. To date, no royalties have been paid to Registrant under this Agreement.

     Registrant also loaned a total of $300,000 to Reliant of which the sum of $113,500 is past due and owing. In connection with these loans, Reliant will also issue an additional 5,000 shares of its common stock to Registrant.

     Reliant has notified Registrant that no additional financing is required from Registrant, and consequently Registrant has abandoned its second business plan effective December 15, 1999. Its business plan is to seek one or more profitable business combinations or acquisitions to secure profitability for shareholders. It has no day to day operations at the present time. Its officers and directors devote only insubstantial time and attention to the affairs of this issuer at the present time, for the reason that only such attention is presently required. Management has adopted a conservative and patient policy of seeking opportunities of exceptional quality, in management's view, and to accept that it may have to wait longer, as a result, before consummating any transactions to create profitability for its shareholder. Due to circumstances unique to this Registrant, it is not in a position to consider any specific proposal for the use of this Registrant in reverse merger transactions, for the reason that it is not now qualified for continued quotation on the OTC Bulletin Board. Management has determined that it must so qualify itself by this 1934 Act Registration of its common stock, as a class, pursuant to ss.12(g) of the Securities Act of 1934, before it can present itself as a viable competitor in the reverse acquisition arena.

     Limited Scope and Number of Possible Acquisitions: The Company does not intend to restrict its consideration to any particular business or industry segment, and the Company may consider, among others, finance, brokerage, insurance, transportation, communications, research and development, service, natural resources, manufacturing or high-technology. Of course, because of the Company's limited resources, the scope and number of suitable candidate business ventures available will be limited accordingly, and most likely the Company will not be able to participate in more than a single business venture. Accordingly, it is anticipated that the Company will not be able to diversify, but may be limited to one merger or acquisition because of limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another. To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other firm's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific firm may not necessarily be indicative of the potential for the future because of the necessity to substantially shift a marketing approach, expand operations, change product emphasis, change or substantially augment management, or make other changes. The Company will be dependent upon the management of a business opportunity to identify such problems and to implement, or be primarily responsible for the implementation of, required changes. Because the Company may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that the Company may incur further risk due to the failure of the target's management to have proven its abilities or effectiveness, or the failure to establish a market for the target's products or services, or the failure to prove or predict profitability.

     Probable Industry Segments for Acquisition. While the Company does not intend to rule out its consideration to any particular business or industry segment, Management has determined to focus its principal interest in evaluating development stage companies in the electronic commerce, high- technology, communication technologies, information services and internet industry segments. It is nevertheless possible that an outstanding opportunity may develop in other industry segments, such as finance, brokerage, insurance, transportation, communications, research and development, service, natural resources, manufacturing or other high-technology areas.

     Reporting under the 1934 Act. Following the effectiveness of this 1934 Act Registration of the common stock of this Registrant, certain periodic reporting requirements will be applicable. First and foremost, a 1934 Registrant is required to file an Annual Report on Form 10-K or 10-KSB, 90 days following the end of its fiscal year. The key element of such annual filing is Audited Financial Statement prepared in accordance with standards established by the Commission. A 1934 Act Registrant also reports on the share ownership of affiliates and 5% owners, initially, currently and annually. In addition to the annual reporting, a Registrant is required to file quarterly reports on Form 10-Q or 10-QSB, containing audited or un-audited financial statements, and reporting other material events. Some events are deemed material enough to require the filing of a Current Report on Form 8- K. Any events may be reported currently, but some events, like changes or disagreements with auditors, resignation of directors, major acquisitions and other changes require aggressive current reporting. All reports are filed and become public information. The practical effects of the foregoing requirements on the criteria for selection of a target company are two-fold: first, the target must have audited or auditable financial statements, and the target must complete an audit for filing promptly upon the consummation of any acquisition; and, second, that the target management must be ready, willing and able to carry forth those reporting requirements or face de-listing from the OTCBB, if listed, and delinquency and possible liability for failure to report.

     Transactions with Management. There is no present or foreseeable potential that this Registrant will acquire a target business or company in which its present management or principal shareholder, or affiliates, have an ownership interest. Consideration has been given to corporate policy in this regard, and it has been determined not to permit any transaction in other than an arm's length acquisition of business assets owned and controlled by unrelated third party interests. The basis for this policy is two fold: first, that related party transactions are unnecessary in the judgment of management and involve risks not necessary to invite; and second that related party transaction do not offer the potential profitability for shareholders, that management believes exists presently in the market place for public issuers amenable to reverse merger transactions.

     Finders fee for Management. No finder's fees will be payable to Management in connection with any forseeable reverse acquisition. Management is identified with the principal shareholder. The Principal Shareholder's remaining share ownership following any reverse acquisition, and the Principal Shareholder might be expected to sell its controlling interest for consideration from the acquiring shareholders of the acquisition target. Depending on the quality of the target company, the principal shareholder may sell all, some, or none of the control block, as matters for arm's length deal-making, when it comes to that stage. Additionally, the Principal Shareholder is the Principal Consultant and provides, has provided and may provide corporate services to the Registrant, billable hourly in an established and customary manner. No finders fees, commissions or other bonuses to Management, Principal Shareholder, or affiliates, for securing or in connection with any acquisition, will be paid or payable, as a matter of both current economic conditions and corporate policy. Management has determined that in its view of the current market for such transactions, such fees or bonuses are not justifiable.

     Consultants. This Registrant has only a single consultant, namely Intrepid International Ltd., a Nevada Corporation, in which one or more of the Registrant's Officers and directors is an affiliate. No other consultants are presently engaged nor are there any plans to retain any consultants currently or for the foreseeable future. It is, of course, conceivable that should a target business be acquired, one or more consultants may be sought out by the management of the acquired entity, following a change of control. As of this time, there is no basis upon which Management could base anything more than mere speculation as to what manner of consultant, what criteria for seeking or selecting consultants, or what term of service any such consultant might require; for the reason that all such consideration would be matters before the Management of the Registrant only after a change of control which would result from a reverse acquisition.

     Loan Financing not anticipated. There are no foreseeable circumstances under which loan financing will be sought or needed during Registrant's present development stage.

     Dependence on Management. This Company is required to rely on Management's skill, experience and judgement, both in regard to extreme selectivity, and in any final decision to pursue any particular business venture, as well as the form of any business combination, should agreement be reached at some point to acquire or combine. Please see Item 2 of this Part, MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION, and also Item 7 of this Part, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     (1) Principal Products or Services and their Markets. None.

     (2) Distribution Methods of the products or services. None.

     (3) Status of any publicly announced new product or service. None.

     (4) Competitive business conditions and the small business issuer's competitive position in the industry. Other better capitalized firms are engaged in the search for acquisitions or business combinations which firms may be able to offer more and may be more attractive to acquisition candidates. This Registrant became a candidate for reverse acquisition transactions only this past October. Management, in evaluating market conditions and unsolicited proposals, has formed the estimate that the selection of a business combination is probable within the next twelve months. There is no compelling reason why this Registrant should be preferred over other reverse-acquisition public corporation candidates. It has no significant pool of cash it can offer and no capital formation incentive for its selection. It has a limited shareholder base insufficient for acquisition target wishing to proceed for application to NASDAQ. In comparison to other "public shell companies" this Registrant is unimpressive, in the judgement of management, and totally lacking in unique features which would make it more attractive or competitive than other "public shell companies". While management believes that the competition of other "public shell companies" is intense and growing, it has no basis on which to quantify its impression. This Registrant is not desperate or overly eager to find a business partner, and its management has resolved to allow such time as may be required to find an opportunity of superior value and potential. Notwithstanding the confidence of management in its knowledge, skill and that of its consultants and principal shareholder, there can be no assurance that this issuer will prove competitively attractive to the kinds of transactions it seeks. Please See the Item 2 of this part, MANAGEMENT DISCUSSION AND ANALYSIS, for more information and disclosure.

     (5) Principal Products or Services and their Markets. None.

     (6) Distribution Methods of the products or services. None.

     (7) Status of any publicly announced new product or service. None.

     (8) Sources of and availability of raw Materials and the names of principal suppliers. Not Applicable.


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     (9) Dependence on one or a few major customers. None.

     (10) Patents, Trademarks, licenses, franchises, concessions, royalty agreements or labor contracts. None.

     (11) Need for any government approval of principal products or services and status. Not Applicable.

     (12) Effect of existing or probable governmental regulations on the business. Not Applicable. However, this issuer would expect to maintain its corporate status with the State of its incorporation, and would file its tax returns and reports required to be filed with the Commission. This issuer wishes to report and provide disclosure voluntarily, and will file periodic reports in the event that its obligation to file such reports is suspended under the Exchange Act. If and when this 1934 Act Registration is effective and clear of comments by the staff, this issuer will be eligible for consideration for the OTCBB upon submission of one or more NASD members for permission to publish quotes for the purchase and sale of the shares of the common stock of the issuer. In connection with such submission and any continuation on the OTCBB, this Registrant would expect to comply with NASD regulations, to the extent that any such regulations are applicable to the conduct of the Registrant's affairs.

     (13) Estimate of amount spent on research and development in each of last two years. None.

     (14) Costs and effects of compliance with environmental laws. Not
Applicable.

     (15) Number of total employees and full-time employees. None. The Registrant has three officers who devote an insubstantial amount of time to the affairs of this Registrant and who serve without compensation.

     (16) Year 2000 Compliance, effect on customers and suppliers. None. The issuer has no computers or digital equipment of its own, no suppliers or customers. Accordingly, the issuer has determined that it is faced with no year 2000 compliance issues other than those shared by the public in general.

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        Item 2. Managements Discussion and Analysis or Plan of Operation.
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(a) Plan of Operation. This Registrant has no current business. Its business plan is to seek one or more profitable business combinations or acquisitions to secure profitability for shareholders.

             (1) Plan of Operation for the next twelve months. This Registrant's Management and its Principal Shareholder are of the opinion that presently high-technology, telecommunication and internet projects, some new start-up, some with significant research and development in progress, are in the market for reverse acquisition candidates. This Registrant is not, however, in a position to search or evaluate any such opportunities. It will not do so, until its 1934 Act Registration of its common stock is effective and clear of comments by the Staff of the Commission, and until and unless it achieves quote-ability on the OTCBB. It has not been and is not believed to be necessary for this Registrant to advertise, or for management to travel in search of candidates. It is likely that management might travel in connection with a candidate it intends to select and with which it intends to enter into a committed relationship, at such time as it begins its search. Extensive due diligence and evaluation of proposals is made by the principal shareholder in connection with its own business, and perforce for the benefit of this Registrant.

     (i) Cash Requirements and of Need for additional funds, twelve months. This Company has no immediate or forseeable need for additional funding, from sources outside of its circle of shareholders, and their consultants, during the next twelve months. The expenses of its audit, legal and professional requirements, including expenses in connection with this 1934 Act Registration of its common stock, have been and continue to be advanced by its management and principal shareholder. Management believes that no significant cash or funds will be required for its Management to evaluate possible transactions, at such time as it begins its search. The Registrant enjoys the non-exclusive use of office, telecommunication and incidental supplies of stationary, provided by its Officers and Attorneys, who are related to its sole Consultant. These Officers, Directors, and Attorneys of these issuer are substantially the same as those of its sole consultant, such that its maintenance expenses are minimal and manageable during this period and for the foreseeable future.

          In the event, consistent with the expectations of management, that no combination is made within the next twelve months, this Registrant may be forced to deal with minimal costs involved in maintenance of corporate franchise and filing reports as may be required, when and if this 1934 Act registration is effective. Should this become necessary, the maximum amount of such advances is estimated not to exceed $20,000. These expenses would involve legal and auditing expenses. The Consultant and Counsel have agreed, informally, to defer compensation, pending acquisition. It is possible that any advances may be settled by compensation in common stock. Should further auditing be required, such services by the Independent Auditor may not be the subject of deferred compensation, or compensation in stock.

          The Registrant has no present business or business plan other than to seek a profitable business combination, most likely in a reverse acquisition or similar transaction. Accordingly, its plan is to seek one or more profitable business combinations or acquisitions to secure profitability for shareholders. The Registrant will be concentrating on selecting a business combination candidate, when its 1934 Act Registration is effect and complete. No current fund raising programs are being conducted or contemplated before merger, acquisition or combination is announced, and then any such capital formation would be offered to investors based upon the assets and businesses to be acquired, and not on this Registrant in its present condition, without businesses, revenues, or income producing assets.

          It is unlikely that this Registrant can attract capital before it identifies an acquisition target. It is likely that this Registrant can attract capital when it has done so, based upon the attractiveness of businesses and assets to be acquire.

          This Registrant does not anticipate any contingency upon which it would voluntarily cease filing reports with the SEC, even though it may cease to be required to do so. It is in the compelling interest of this Registrant to report its affairs quarterly, annually and currently, as the case may be, generally to provides accessible public information to interested parties, and also specifically to maintain its qualification for the OTCBB, if and when the Registrant's intended applicable for submission be effective.

     (ii) Summary of Product Research and Development. None.

     (iii) Expected purchase or sale of plant and significant equipment. None.

     (iv) Expected significant change in the number of employees. None.

(b) Discussion and Analysis of Financial Condition and Results of Operations.

     (i) Operations and Results for the past two fiscal years. This Registrant has not succeeded in launching operations during the past two fiscal years. It has had no revenues to date other

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     than limited interest income. It has incurred general and administrative and interest expenses during these period.


                                  ============================
                                      1999             1998
                                  ============================
         =====================================================
         General and                (214,396)          -0-
         Administrative
         -----------------------------------------------------
         Interest Expense           (4,628)            -0-
         -----------------------------------------------------
         Interest Income            24,885             -0-
         -----------------------------------------------------
               TOTALS               (194,139)           0
         =====================================================


     (ii) Future Prospects. The Registrant is unable to predict when it may participate in a business opportunity. The reason for this uncertainty arises from its limited resources, and competitive disadvantages with respect to other public or semi-public issuers. Notwithstanding the foregoing cautionary statements, assuming the continuation of current conditions, this issuer would expect to proceed to select a business combination within no sooner than six months, but would expect more likely not to close an acquisition in a shorter period than within the next twelve months. It cannot attract a partner before it can perfect the continued quotation of its common stock on the OTCBB by this 1934 Act Registration.


(c) Reverse Acquisition Candidate. The Registrant is searching for a profitable business opportunity. The acquisition of such an opportunity could and likely would result in some change in control of the Issuer at such time. This would likely take the form of a reverse acquisition. That means that this issuer would likely acquire businesses and assets for stock in an amount that would effectively transfer control of this issuer to the acquisition target company or ownership group. It is called a reverse-acquisition because it would be an acquisition by this issuer in form, but would be an acquisition of this issuer in substance. Capital formation issues for the future of this Registrant would arise only when targeted business or assets have been identified. Until such time, this Registrant has no basis upon which to propose any substantial infusion of capital from sources outside of its circle of affiliates.

     Targeted acquisitions for stock may be accompanied by capital formation programs, involving knowledgeable investors associated with or contacted by the owners of a target company. While no such arrangements or plans have been adopted or are presently under consideration, it would be expected that a reverse acquisition of a target company or business would be associated with some private placements and/or limited offerings of common stock of this Registrant for cash. Such placements, or offerings, if and when made or extended, would be made with disclosure of and reliance on the businesses and assets to be acquired, and not upon the present or future condition of this Issuer without revenues or substantial assets.


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                        Item 3. Description of Property.
--------------------------------------------------------------------------------

     The Issuer has no property and enjoys the non-exclusive use of offices and telephone of its officers and attorneys.

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     Item 4. Security Ownership of Certain Beneficial Owners and Management.
--------------------------------------------------------------------------------

     (a) Security Ownership of Certain Beneficial Owners. To the best of Registrant's knowledge and belief the following disclosure presents the total security ownership of all persons, entities and groups, known to or discoverable by Registrant, to be the beneficial owner or owners of more than five percent of any voting class of Registrant's stock. These following 5% or more shareholders are unrelated to Management or to its sole consultant. Neither management, nor any affiliate of management, or of the consultant to management, has any interest in any of the following shareholders, nor do any of the following shareholders possess any interest or affiliation with either management or its consultant.

    ===================================================================
          5% Owners                           # Shares       % of Total
    -------------------------------------------------------------------
    498534 Alberta, Inc.                      1,000,000         6.75
    5127 Pineridge
    Peachland BC Canada V0H 1Y0
    -------------------------------------------------------------------
    Baycove Capital Corporation               1,000,000         6.75
    73 Front Street, 3rd Floor
    Hamilton, Bermuda HM 12
    -------------------------------------------------------------------
    Intrepid International S.A.               5,000,000        33.76
    PO Box 8807
    Panama 5, Panama
    -------------------------------------------------------------------
    Giovanni Trivella                         5,000,000         33.76
    Letzigraben 89
    Zurich, Switzerland CH8040
    -------------------------------------------------------------------
    Total 5% Owners                          12,000,000        81.02
    -------------------------------------------------------------------
    Total Issued and Outstanding             14,810,000       100.00
    ===================================================================


     (b) Security Ownership of Management. To the best of Registrant's knowledge and belief the following disclosure presents the total beneficial security ownership of all Directors and Nominees, naming them, and by all Officers and Directors as a group, without naming them, of Registrant, known to or discoverable by Registrant.


             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

================================================================================
             Name and Address of              Actual Shares Owned            %
              Beneficial Owner
--------------------------------------------------------------------------------
Kirt W. James       President/Director                0                        0
24843 Del Prado Suite 318
Dana Point CA 92629
================================================================================
J. Dan Sifford Jr.     Treasurer                      0                        0
62 Bay Heights Drive
Miami, Florida 33133
================================================================================
Karl E. Rodriguez      Secretary                      0                        0
24843 Del Prado Suite 318
Dana Point CA 92629
================================================================================
All Officers and Directors as a Group                 0                        0
================================================================================
Total Shares Issued and Outstanding          14,810,000                   100.00
================================================================================


(c) Changes in Control. There are no arrangements known to Registrant, including any pledge by any persons, of securities of Registrant, which may at a subsequent date result in a change of control of the Issuer. The Issuer is searching for a profitable business opportunity. The Issuer is searching for a profitable business opportunity. The acquisition of such an opportunity could and likely would result in some change in control of the Issuer at such time. This would likely take the form of a reverse acquisition. That means that this issuer would likely acquire businesses and assets for stock in an amount that would effectively transfer control of this issuer to the acquisition target company or ownership group. It is called a reverse-acquisition because it would be an acquisition by this issuer in form, but would be an acquisition of this issuer in substance.


--------------------------------------------------------------------------------

      Item 5. Directors, Executive Officers, Promoters and Control Persons.
--------------------------------------------------------------------------------

     The following persons are the Officers/Directors of Registrant, to serve until their successors might be elected or appointed. The time of the next meeting of shareholders has not been determined and is not likely to take place before a targeted acquisition or combination is determined.


================================================================================
   DIRECTOR'S NAME                  AGE                OFFICE/POSITION
================================================================================
--------------------------------------------------------------------------------
Kirt W. James                                        PRESIDENT/DIRECTOR
24843 Del Prado, Suite 318          42
Dana Point CA 92629
--------------------------------------------------------------------------------
J. Dan Sifford                                       TREASURER/DIRECTOR
62 Bay Heights Drive                63
Miami FL 33133
--------------------------------------------------------------------------------
Karl E. Rodriguez                                     GENERAL COUNSEL/
24843 Del Prado, Suite 313          52              CORPORATE SECRETARY/
Dana Point CA 92629                                       DIRECTOR
================================================================================

     KIRT W. JAMES, President and Director, has a lifelong background in marketing and sales. From 1972 to 1987, Mr. James was responsible for sales and business administrative matters for Glade N. James Sales Co., Inc.; and from 1987 to 1990 Mr. James built retail markets for American International Medical Supply Co., a Public Company. In 1990 he formed and become President of HJS Financial Services, Inc., and is responsible for day to day business of the firm and consults Client's business and Product Development. During the past five years Mr. James has been involved in the valuation, sale and acquisition of numerous private businesses and planning for the entry of private corporations into the public market place for their securities.

     J. DAN SIFFORD, JR., Treasurer, grew up in Coral Gables, Florida, where he attended Coral Gables High School and the University of Miami. After leaving the University of Miami, Mr. Sifford formed a wholesale consumer goods distribution company which operated throughout the southeastern United States and all of Latin America. In 1965, as an extension of the operations of the original company, he founded Indiasa Corporation (Indiasa), a Panamanian company which was involved in supply and financing arrangements with many of the Latin American Governments, in particular, their air forces and their national airlines. As customer requirements dictated, separate subsidiaries were established to handle specific activities. During each of the past five years he has served as President of Indiasa, which serves only as a holding company owning: 100% of Indiasa Aviation Corp. (a company which owns aircraft but has no operations); 100% of Overseas Aviation Corporation (a company which owns Air Carrier Certificates but has no operations); 50% of Robmar International, S.A. (a company operates a manufacturing plant in Argentina and Brazil, but in which Mr. Sifford holds no office). In addition to his general aviation experience, Mr. Sifford, an Airline Transport rated pilot, has twenty two years experience in the airline business, and is currently the President of Airline of the Virgin Islands, Ltd. a commuter passenger airline operating in the Caribbean, and has been its president continuously during each of the past five years.

     Mr. Sifford is not and has never been a broker-dealer. He has acted primarily as consultant, and in some cases has served as an interim officer and director of public companies in their development stage. The following disclosure identifies those public companies: Air Epicurean, Inc., All American Aircraft, Earth Industries, DP Charters, Inc., Ecklan Corporation, EditWorks, Ltd., Market., Market Formulation & Research, Inc., NetAir.com, Inc., NSJ Mortgage Capital Corporation, Inc., North American Security & Fire, Oasis 4th Movie Project, Professional Recovery Systems, Inc., Richmond Services, Inc., Telecommunications Technologies, Ltd., and World Staffing II, Inc.

      Of these last mentioned companies, he is currently serving in this Registrant, in DP Charters, in Ecklan Corporation, in Oasis 4th Movie Project, in Richmond Services, Inc, and in NetAir.com, Inc.

     KARL E. RODRIGUEZ, Corporate Secretary, General Counsel and Director, received his Juris Doctor degree in 1972 from Louisiana State University Law School. He has practiced business and corporate law since 1972, emphasizing securities and entertainment matters, and has been self- employed in that capacity for the past five years. He has served as a director of Oasis Entertainment's Fourth Movie Project, Inc., since April 1998. He is also a Director, Corporate Secretary, and General Counsel for Reliant Interactive Media Corp. During his law practice he has also been involved in a variety of dynamic business experiences. From 1975 to 1982, he was active in real estate development in the Baton Rouge, Louisiana area. From 1980 until 1985, he specialized in the sale of businesses and franchises as the owner and operator of VR Business Brokers. In 1986, he became the Project Manager for Bluffs Limited Partnership, where he structured the development of an Arnold Palmer Design Golf Course and in 1992, Mr. Rodriguez was the Managing Director for MedAmerica, LLC., medicine clinics for children. From 1993 through 1998, he was the Director, Corporate Secretary and General Counsel for Telco Communications, Inc., which is a long distance reseller company. From 1992 until 1996, he was the President of Healthcare Financial and Management Services, Inc., providing billing services to three Louisiana hospitals. Mr. Rodriguez is also corporate Secretary and General Counsel to Reliant Interactive Media Corp.

--------------------------------------------------------------------------------

                         Item 6. Executive Compensation.
--------------------------------------------------------------------------------

     The Registrant's officers devote an insubstantial amount of time to the affairs of this Registrant and serve without compensation. A previously adopted plan for officers to receive a percentage of the Registrant's net income has been rescinded.

--------------------------------------------------------------------------------

                       Item 7. Description of Securities.
--------------------------------------------------------------------------------

The Registrant's Capital Authorized and Issued. The Registrant is authorized to issue 100,000,000 shares of a single class of Common Voting Stock, of par value $0.001, of which 14,810,000 are issued and outstanding as of December 31, 1999.

Common Stock. All shares of Common Stock when issued were fully paid for and nonassessable. Each holder of Common Stock is entitled to one vote per share on all matters submitted for action by the stockholders. All shares of Common Stock are equal to each other with respect to the election of directors and cumulative voting is not permitted; therefore, the holders of more than 50% of the outstanding Common Stock can, if they choose to do so, elect all of the directors. The terms of the directors are not staggered. Directors are elected annually to serve until the next annual meeting of shareholders and until their successor is elected and qualified. There are no preemptive rights to purchase any additional Common Stock or other securities of the Registrant. The owners of a majority of the common stock may also take any action without prior notice or meeting which a majority of shareholders could have taken at a regularly called shareholders meeting, giving notice to all shareholders thereafter of the action taken. In the event of liquidation or dissolution, holders of Common Stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of Common Stock, have been paid in full. All shares of Common Stock enjoy equal dividend rights. There are no provisions in the Articles of Incorporation or By-Laws which would delay, defer or prevent a change of control.


Secondary Trading refers to the marketability to resell the securities of this Registrant in brokerage transactions, and that marketability is generally governed by Rule 144, promulgated by the Securities and Exchange Commission pursuant to ss.3 of the Securities Act of 1933. Securities which have not been registered pursuant to the Securities Act of 1933, but were exempt from such registration when issued, are generally "Restricted Securities" as defined by Rule 144(a). The impact of the restrictions of Rule 144 are (a) a basic one year holding period from purchase; and (b) a limitation of the amount any shareholder may sell during the second year, as to non-affiliates of the Registrant; however, as to shares owned by affiliates of the Registrant, the second-year limitation of amounts attaches and continues indefinitely, at least until such person has ceased to be an affiliate for 90 days or more. The limitation of amounts is generally 1% of the total issued and outstanding in any 90 day period.

Unrestricted Shares of Common Stock. 14,810,000 shares of common stock are issued and outstanding, of which 10,000,000 shares are held by affiliates of the Registrant, and of which 4,810,000 shares are owned by non-affiliates of the Registrant and are believed to be restricted securities which could be sold in brokerage transactions in compliance with Rule 144. 1,500,000 of these 4,810,000 shares were issued pursuant to Regulation A, adopted under Section 3(b) of the Securities Act of 1933, on or about September 30, 1998 and the balance were issued on or about April 20, 1999, and were when issued Restricted Securities, as defined by Rule 144(a). The affiliate shares were issued on or about April 9, 1998, pursuant to ss.4(2) of the 1933 Act, and on April 9, 2000 will be more than two years old. Rule 144 would permit affiliate sales in limited amounts, as discussed in the previous paragraph. Sales in amount limited by Rule 144 are commonly called "dribbling."

Options and Derivative Securities. There are no outstanding options or derivative securities of this Registrant. There are no shares issued or reserved which are subject to options or warrants to purchase, or securities convertible into common stock of this Registrant.

Risks of "Penny Stock." The Registrant's common stock may be deemed to be "penny stock" as that term is defined in Reg.Section 240.3a51-1 of the Securities and Exchange Commission. Penny stock share stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange;
(iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ) listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Securities Exchange Act of 1934, as amended, and Reg.
Section 240.15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

     Moreover, Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker--dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common stock to resell their shares to third parties or to otherwise dispose of them.


               THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

--------------------------------------------------------------------------------

                                     PART II
--------------------------------------------------------------------------------

                                     Item 1.
           Market Price of and Dividends on Registrant's Common Equity
                            and Shareholder Matters.
--------------------------------------------------------------------------------

(a) Market Information. The Common Stock of this Issuer is not quoted on any trading exchange.

The Common Stock of this Registrant was cleared for quotation Over the Counter in the Pink Sheets, only recently. To the best of the Registrant's knowledge and belief, there has been no market activity, buying or selling, of the common stock of this Registrant, in brokerage transactions.

(b) Holders. There are presently approximately 42 shareholders of the common stock of this Registrant.

(c) Dividends. No cash dividends have been paid by the Company on its Common Stock or other Stock and no such payment is anticipated in the foreseeable future.

(d) Reverse Acquisitions. A reverse acquisition of a target business or company would be expected to involve a change of control of the Registrant, and the designation of new management. The financial statements of this Registrant would become largely unreflective of the true condition of the Registrant after such an acquisition. Shareholder approval would be solicited, pursuant to the laws of the State of Nevada, to approve the acquisition, change of control, and any material corporate changes incidental to the reorganization of this Registrant. In connection with the solicitation of shareholder approval, whether or not proxies are solicited, the Registrant would provide shareholders with the fullest possible disclosure of all information material to shareholder consideration, and such disclosure would include audited financial statements of the target entity, if available. If shareholder approval is sought in advance of audited financial statements of an acquisition target, the authority of management to consummate any transaction would be contingent on a proper audit of the target meeting the criteria of any un-audited information relied upon by shareholders.

--------------------------------------------------------------------------------

                           Item 2. Legal Proceedings.
--------------------------------------------------------------------------------

     There are no proceedings, legal, enforcement or administrative, pending, threatened or anticipated involving or affecting this Registrant.

--------------------------------------------------------------------------------

             Item 3. Changes in and Disagreements with Accountants.
--------------------------------------------------------------------------------

     There have been no disagreements of any sort or kind with Auditors or Accountants respecting any matter or item reflected in the financial statements of this Registrant.

--------------------------------------------------------------------------------

                Item 4. Recent Sales of Unregistered Securities.
--------------------------------------------------------------------------------


     The following disclosure presents:

(a) The date, title and amount of securities sold within the past three years.

(b) Principal Underwriters, if any. If the small business issuer did not publicly offer any securities, identify the persons or class of persons to whom the small business issuer sold the securities.

     No Underwriters or Underwriting. No discounts or commissions.

(c) For securities sold for cash, the total offering price and the total underwriting discounts or commissions. For securities sold other than for cash, describe the transaction and the type and amount of consideration received by the small business issuer.

(d) The Section of the Securities Act or the rule of the Commission under which the small business issuer claimed exemption from registration and the facts relied upon to make the exemption available.

(e) If the securities sold are convertible or exchangeable into equity securities, or are warrants or options representing equity securities, disclose the terms of conversion or exercise of the securities.

=================================================================================================================
Date                        Title             Exemption          Price           Amount                  Cash
-----------------------------------------------------------------------------------------------------------------
April 9, 1998               Common Stock      ss.4(2)            $0.001          10,000,000 shares       $10,000
-----------------------------------------------------------------------------------------------------------------
Purchased by 2 founde    rs.
=================================================================================================================


=================================================================================================================
Date                        Title             Exemption          Price           Amount                  Cash
-----------------------------------------------------------------------------------------------------------------
Sept. 30, 1998              Common Stock      Reg. A             $0.10           1,500,000 shares        $150,000
-----------------------------------------------------------------------------------------------------------------
April 22, 1999              Common Stock      Reg. A             $0.10           3,310,000 shares        $331,000
-----------------------------------------------------------------------------------------------------------------
Purchased by a group of 40 accredited investors.
=================================================================================================================


--------------------------------------------------------------------------------

               Item 5. Indemnification of Officers and Directors.
--------------------------------------------------------------------------------

     There is no provision in the Articles of Incorporation, now the By-Laws of the Corporation, nor any Resolution of the Board of Directors, providing for indemnification of Officers or Directors. The Registrant is aware of no provision of Nevada Corporate Law which creates or imposes any provision for indemnity of Officers or Directors.


               THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

--------------------------------------------------------------------------------

                                    PART F/S
--------------------------------------------------------------------------------

     Audited Financial Statements: for the fiscal years ended September 30, 1999 and 1998, are provided as FINANCIAL STATEMENT: ATTACHMENT F-1, in the body of filing this filing, following this page, and incorporated herein by this reference as though fully set forth on this page as well.

     Un-Audited Financial Statements: for the period ended December 15, 1999, are provided as FINANCIAL STATEMENT: ATTACHMENT F-2, in the body of this filings, following F-1, and incorporated herein by this reference as though fully set forth on this page as well.


Selected Financial Information
===========================================================================
                              12/15/99          9/30/99          9/30/98
===========================================================================

Total Assets                $    255,490     $    258,151     $    150,000
---------------------------------------------------------------------------

Revenues                               0                0                0
---------------------------------------------------------------------------

Operating Expenses               (15,956)        (214,396)               0
---------------------------------------------------------------------------

Interest Income                        0           24,885                0
---------------------------------------------------------------------------

Interest (Expense)                     0           (4,628)               0
---------------------------------------------------------------------------

Net Earnings or (Loss)           (15,956)        (194,139)               0
---------------------------------------------------------------------------

Per Share Earnings
  or (Loss)                       .00108           .01455                0
---------------------------------------------------------------------------

Average Common
Shares                        14,810,000       13,347,233        1,054,171
  Outstanding
===========================================================================


--------------------------------------------------------------------------------
                          FINANCIAL STATEMETS                               PAGE
--------------------------------------------------------------------------------
F-1       AUDITED FINANCIAL STATEMENTS: September 30, 1999 and 1998,         18
--------------------------------------------------------------------------------
F-2       UNAUDITED FINANCIAL STATEMENTS: December 15, 1999                  29
================================================================================

--------------------------------------------------------------------------------

                                       F-1

            AUDITED FINANCIAL STATEMENTS: September 30, 1999 and 1998
--------------------------------------------------------------------------------

                          OASIS ENTERTAINMENT'S FOURTH
                               MOVIE PROJECT, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               September 30, 1999

                                    CONTENTS


Independent Auditors' Report.................................. 3

Balance Sheet................................................. 4

Statements of Operations...................................... 5

Statements of Stockholders' Equity............................ 6

Statements of Cash Flows...................................... 7

Notes to the Financial Statements............................. 8

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Oasis Entertainment's Fourth Movie Project, Inc.
(A Development Stage Company)
Dana Point, California


We have audited the accompanying balance sheet of Oasis Entertainment's Fourth Movie Project, Inc. (a development stage company) as of September 30, 1999, and the related statements of operations, stockholders' equity and cash flows from inception on April 9, 1998 through September 30, 1998 and 1999 and for the year ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oasis Entertainment's Fourth Movie Project, Inc. (a development stage company) as of September 30, 1999 and the results of its operations and its cash flows from inception on April 9, 1998 through September 30, 1998 and 1999 and for the year ended September 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and no operating revenues which together raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/

Jones, Jensen & Company
Salt Lake City, Utah
November 30, 1999

                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.
                          (A Development Stage Company)
                                  Balance Sheet


                                     ASSETS

                                                                September 30,
                                                                    1999
                                                                -------------
CURRENT ASSETS

   Cash and cash equivalents                                      $   3,151
                                                                  ----------

     Total Current Assets                                             3,151
                                                                  ----------

OTHER ASSETS

   Investments  (Note 4)                                            255,000
                                                                  ----------

     Total Long-Term Assets                                         255,000
                                                                  ----------

     TOTAL ASSETS                                                 $ 258,151
                                                                  ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable                                               $   2,644
   Notes payable - related parties (Note 6)                         125,800
                                                                  ----------

     Total Current Liabilities                                      128,444
                                                                  ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

   Common stock; 100,000,000 shares authorized of $0.001
    par value, 14,810,000 shares issued and outstanding              14,810
   Additional paid-in capital                                       470,818
   Notes receivable - related parties  (Note 5)                    (161,782)
   Deficit accumulated during the development stage                (194,139)
                                                                  ----------

     Total Stockholders' Equity                                     129,707
                                                                  ----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 258,151
                                                                  ==========



   The accompanying notes are an integral part of these financial statements.

                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.
                          (A Development Stage Company)
                            Statements of Operations


                                       For the          From Inception on
                                     Year Ended       April 9, 1998 Through
                                    September 30,          September 30,
                                                    ---------------------------
                                        1999            1998           1999
                                    ------------    ------------   ------------

REVENUES                            $       --      $       --     $       --
                                    ------------    ------------   ------------
EXPENSES

   General and administrative            214,396            --          214,396
                                    ------------    ------------   ------------

     Total Expenses                      214,396            --          214,396
                                    ------------    ------------   ------------

NET LOSS BEFORE OTHER INCOME
 (EXPENSE)                              (214,396)           --         (214,396)
                                    ------------    ------------   ------------

OTHER INCOME (EXPENSE)

   Interest expense                       (4,628)           --           (4,628)
   Interest income                        24,885            --           24,885
                                    ------------    ------------   ------------

     Total Other Income (Expense)         20,257            --           20,257

NET LOSS                            $   (194,139)   $       --     $   (194,139)
                                    ============    ============   ============

BASIC LOSS PER SHARE                $      (0.01)   $       --
                                    ============    ============
WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                14,393,116       1,054,171
                                    ============    ============




   The accompanying notes are an integral part of these financial statements.

                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.
                          (A Development Stage Company)
                       Statements of Stockholders' Equity


                                                                                                       Deficit
                                                                                                     Accumulated
                                                                                Additional            During the
                                               Common Stock                       Paid-In            Development
                                       Shares                Amount               Capital               Stage
                                    ------------           ----------           ----------            ----------
Balance at inception on
 April 9, 1998                              --             $     --             $     --              $     --

Common stock issued to
 founders recorded at
 predecessor cost of $0.00            10,000,000               10,000              (10,000)                 --

Common stock issued for
 cash at $0.10 per share               1,500,000                1,500              148,500                  --

Net loss from inception on
 April 9, 1998 through
 September 30, 1998                         --                   --                   --                    --
                                    ------------           ----------           ----------            ----------
Balance, September 30, 1998           11,500,000               11,500              138,500                  --

Common stock issued for cash
 at $0.10 per share                    3,310,000                3,310              327,690                  --

Accrued interest on notes to
 related parties recorded as
 contributed capital                        --                   --                  4,628                  --

Net loss for the year ended
 September 30, 1999                         --                   --                   --                (194,139)
                                    ------------           ----------           ----------            ----------

Balance, September 30, 1999           14,810,000           $   14,810           $  470,818            $ (194,139)
                                    ============           ==========           ==========            ==========




   The accompanying notes are an integral part of these financial statements.

                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                       From Inception on
                                                                For the              April 9, 1998 Through
                                                               Year Ended                 September 30,
                                                              September 30,       -----------------------------
                                                                  1999                1998             1999
                                                               ---------          ------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                    $(194,139)         $     --           $(194,139)
   Changes in assets and liabilities:
     (Increase) in interest receivable                           (15,482)               --             (15,482)
     Increase in accounts payable                                  2,644                --               2,644
                                                               ---------          --------           ---------

       Net Cash (Used) by Operating Activities                  (206,977)               --            (206,977)
                                                               ---------          --------           ---------

CASH FLOWS FROM INVESTING ACTIVITIES

   Cash paid for investments                                    (255,000)               --            (255,000)
                                                               ---------          --------           ---------

       Net Cash (Used) by Investing Activities                  (255,000)               --            (255,000)
                                                               ---------          --------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds paid on notes receivable - related parties          (246,300)               --            (246,300)
   Principal received on notes receivable - related
     parties                                                     100,000                --             100,000
   Proceeds received on notes payable - related party            125,800                --             125,800
   Common stock issued for cash                                  481,000                --             481,000
   Contributed capital                                             4,628                --               4,628
                                                               ---------          --------           ---------

       Net Cash Provided by Financing Activities                 465,128                --             465,128
                                                               ---------          --------           ---------

NET INCREASE IN CASH                                               3,151                --               3,151

CASH AT BEGINNING OF PERIOD                                         --                  --                --
                                                               ---------          --------           ---------

CASH AT END OF PERIOD                                          $   3,151          $     --           $   3,151
                                                               =========          ========           ---------
SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:

   Interest                                                    $    --            $     --           $    --
   Income taxes                                                $    --            $     --           $    --




The accompanying notes are an integral part of these financial statements.

                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 1999


NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a.   Organization

          Oasis Entertainment's Fourth Movie Project, Inc. (the Company) was incorporated on April 9, 1998 under the laws of the State of Nevada, primarily for the purpose of producing film and video for theatrical, cable and televised releases.

          The Company has limited operations, assets and liabilities. Accordingly, the Company is dependent upon management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporate entity during this phase. It is the intent of management and significant shareholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.

          b.   Accounting Method

          The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a September 30 year end.

          c.   Cash and Cash Equivalents

          Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

          d.   Basic Loss Per Share

          The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of financial statements.

          e.   Provision for Taxes

          At September 30, 1999, the Company had net operating loss carryforwards of approximately $194,000 that may be offset against future taxable income through 2014. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation amount of the same amount.

          f. Additional Accounting Policies

          Additional accounting policies will be established once planned principal operations commence.

                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 1999


NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          (Continued)

          g. Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -  GOING CONCERN

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to produce and earn revenues from the sale of "B genre" movies. Until this occurs, shareholders of the Company have committed to meeting the Company's operating expenses.

NOTE 3 -  ROYALTY AGREEMENT - RELATED PARTY

          On March 24, 1999, the Company entered into an agreement with Reliant Interactive Media Corporation ("Reliant"), a shareholder of the Company, under which the Company committed to provide funding for three "infomercials" Reliant was to produce. Under the terms of this agreement, the Company provided a total of $250,000 for this purpose. As consideration for this funding, Reliant was to issue 250,000 restricted, post-split shares of its common stock to the Company (see
          Note 4). Also, Reliant agreed to pay the Company a royalty equal to two percent of the adjusted gross revenues created by the infomercials until the Company had received $625,000. The royalty would be reduced to one percent of the revenues thereafter.

          As of September 30, 1999, Reliant had produced only two of the three infomercials. Both were unprofitable, and produced no royalties for the Company. The third infomercial is expected to be produced in early 2000.

                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 1999


NOTE 4 - INVESTMENT

     On March 24, 1999, the Company entered into an agreement with Reliant Interactive Media Corporation ("Reliant") under which the Company provided funding of $250,000 to Reliant (see Note 3). As consideration for this funding, Reliant contracted to issue 250,000 restricted, post- split shares of its common stock to the Company upon completion of the funding. The investment has been recorded at its cost of $250,000.

     On May 25, 1999, the Company entered into another agreement with Reliant under which the Company loaned $200,000 to Reliant. As part of the consideration for this loan, Reliant agreed to issue 5,000 shares of its restricted common stock to the Company. The investment has been recorded at a cost of $1.00 per share, based on the determination of the previous agreement.

NOTE 5 - NOTES RECEIVABLE - RELATED PARTIES

     As of September 30, 1999, the Company had a total of $161,782 in notes receivable from related parties. All of the notes are unsecured. Three of the four notes (totaling $46,300) are non-interest bearing and have no specific payback terms. The fourth note, totaling $115,482 is receivable from Reliant Interactive Media Corp (see Note 3) and bears a ten percent (10%) interest rate.

NOTE 6 - NOTES PAYABLE - RELATED PARTIES

     As of September 30, 1999, the Company had a total of $125,800 in notes payable to related parties. All of the notes are non-interest bearing, and have no specific payback terms. All the notes are unsecured. A 10% interest rate has been imputed for these loans, which has been recorded as contributed capital in the financial statements.

--------------------------------------------------------------------------------

                                       F-2

                Unaudited Financial Statements: December 15, 1999

--------------------------------------------------------------------------------

                 OASIS ENTERTAINMENT'S FORTH MOVIE PROJECT, INC.
                            BALANCE SHEET (UNAUDITED)
             for the fiscal years ended September 30, 1998 and 1999
                     and the period ended December 15, 1999

                                                                                              September 30,
                                                                         December 15,    ------------------------
                                                                            1999           1999           1998
                                                                          ---------      ---------      ---------
                                     ASSETS
CURRENT ASSETS
           Cash                                                           $     490      $   3,151      $ 150,000
                                                                          ---------      ---------      ---------

TOTAL CURRENT ASSETS                                                            490          3,151        150,000

OTHER ASSETS

           Investments                                                      255,000        255,000
                                                                          ---------      ---------      ---------
TOTAL OTHER ASSETS                                                          255,000        255,000              0

TOTAL ASSETS                                                              $ 255,490      $ 258,151      $ 150,000
                                                                          =========      =========      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

     Accounts payable                                                     $   2,644      $   2,644
     Notes payable - related parties                                        139,095        125,800
                                                                          ---------      ---------

TOTAL LIABILITIES                                                           141,739        128,444

STOCKHOLDERS' EQUITY

     Common Stock, $.001 par value; authorized 100,000,000
        shares; issued and outstanding, 11,500,000 shares,
        14,810,000 shares and 14,810,000 shares respectively                 14,810         14,810         11,500
     Additional Paid-In Capital                                             470,818        470,818        138,500
     Notes receivable - related parties                                    (161,782)      (161,782)
     Accumulater Equity (Deficit)                                          (210,095)      (194,139)
                                                                          ---------      ---------      ---------

Total Stockholders' Equity                                                  113,751        129,707        150,000
                                                                          ---------      ---------      ---------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                  $ 255,490      $ 258,151      $ 150,000
                                                                          =========      =========      =========


                   The accompanying notes are an integral part
                         of these financial statements.
                                    page F-2

                 OASIS ENTERTAINMENT'S FORTH MOVIE PROJECT, INC.
             STATEMENTS OF LOSS AND ACCUMULATED DEFICIT (UNAUDITED) for the fiscal years ended September 30, 1998 and 1999 and the period ended December 15, 1999



                                                                              September 30,
                                        December 15,             --------------------------------------
                                           1999                      1999                      1998
                                       ------------              ------------              ------------
Revenues                               $          0              $          0              $          0
                                       ------------              ------------              ------------

General and administrative                   15,956                   214,396                         0
                                       ------------              ------------              ------------

Total expenses                               15,956                   214,396                         0

Net Income (Loss)                      $    (15,956)             $   (214,396)             $          0
                                       ============              ============              ============

Other income (expense)

   Interest expense                                                    (4,628)
   Interest income                                                     24,885
                                                                 ------------

Net Loss                                    (15,956)                 (194,139)

Loss per Share                         $    (.00108)             $    (.01455)             $          0
                                       ============              ============              ============

Weighted Average
    Shares Outstanding                   14,810,000                13,347,233                 1,054,171
                                       ============              ============              ============


                   Theaccompanying notes are an integral part
                         of these financial statements.
                                    page F-3

                 OASIS ENTERTAINMENT'S FORTH MOVIE PROJECT, INC.
                       STATEMENTS OF CASH FLOW (UNAUDITED)
             for the fiscal years ended September 30, 1998 and 1999
                     and the period ended December 15, 1999



                                                                                              September 30,
                                                                   December 15,       ----------------------------
                                                                      1999               1999               1998
                                                                   ---------          ---------          ---------
Operating Activities

   Net Income (Loss)                                               $ (15,956)         $(194,139)         $       0
   (Increase) in interest receivable                                                    (15,482)                 0
   Increase in accounts payable                                                           2,644                  0
                                                                   ---------          ---------          ---------

Net Cash from Operations                                             (15,956)          (206,977)                 0

Cash flows from investing activities

   Cash paid for investments                                                           (255,000)                 0

   Net cash (used) by investing activities                                             (255,000)                 0
                                                                   ---------          ---------          ---------

Cash flows from financing activities

   Proceeds paid on notes receivable - related parties                                 (246,300)                 0
   Principal received on notes receivable - related parties                             100,000                  0
   Proceeds received on notes payable - related parties               13,295            125,800                  0
   Common stock issued for cash                                                         481,000                  0
   Contributed capital                                                                    4,628                  0
                                                                   ---------          ---------          ---------

       Net cash provided by financing activities                      13,295            465,128                  0

Net increase (decrease) in Cash                                       (2,661)             3,151                  0

Cash at beginning of period                                            3,151                  0                  0

Cash as of Statement Date                                          $     490          $   3,151          $       0
                                                                   =========          =========          =========


                  The accompanying notes are an integral part
                         of these financial statements.
                                    page F-5

                 OASIS ENTERTAINMENT'S FORTH MOVIE PROJECT, INC.
            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)
             for the period from inception of the Development Stage
      on April 9, 1998, through September 30, 1998, for September 30, 1999 and the period ended December 15, 1999


                                                                                Additional     Accumulated     Total Stock-
                                                  Common            Par          Paid-In          Equity       holders' Equity
                                                   Stock           Value         Capital         (Deficit)        (Deficit)
                                                -----------     ---------     -------------   -------------   --------------

Common Stock issued at inception                 10,000,000     $   10,000     $  (10,000)     $        0

Common Stock issued for
    cash at $0.10 per share                       1,500,000          1,500        148,500

Net loss during period                                                                                  0
                                                 ----------     ----------     ----------      ----------      -------------

Balances at September 30, 1998                   11,500,000         11,500        138,500               0      $     150,000

Common Stock issued for
    cash at $0.10 per share                       3,310,000          3,310        327,690

Accrued interest on notes to related
   parties recorded as contributed capital                                          4,628

Net Loss for the period                                                                          (194,139)
                                                 ----------     ----------     ----------      ----------      -------------
Balances at September 30, 1999                   14,810,000     $   14,810     $  470,818      $ (194,139)     $     291,489

Net Loss for the period                                                                 x         (15,956)

                                                 ----------     ----------     ----------      ----------      -------------
Balances at December 15, 1999                    14,810,000     $   14,810     $  470,818      $ (210,095)     $     275,533




                   The accompanying notes are an integral part
                         of these financial statements.
                                    page F-4

                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 15, 1999

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a. Organization

          Oasis Entertainment's Fourth Movie Project, Inc. (the Company) was incorporated on April 9, 1998 under the laws of the State of Nevada, primarily for the purpose of producing film and video for theatrical, cable and televised releases.

          The Company has limited operations, assets and liabilities. Accordingly, the Company is dependent upon management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporate entity during this phase. It is the intent of management and significant shareholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.

          b. Accounting Method

          The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a September 30 year end.

          c. Cash and Cash Equivalents

          Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

          d. Basic Loss Per Share

          The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of financial statements.

          e. Provision for Taxes

          At December 15, 1999, the Company had net operating loss carryforwards of approximately $210,000 that may be offset against future taxable income through 2014. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation amount of the same amount.

          f. Additional Accounting Policies

          Additional accounting policies will be established once planned principal operations commence.

                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 15, 1999


NOTE 1 -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          (Continued)

          g. Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - GOING- CONCERN

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to produce and earn revenues from the sale of 'B genre' movies. Until this occurs, shareholders of the Company have committed to meeting the Company's operating expenses.

NOTE 3 - ROYALTY AGREEMENT - RELATED PARTY

          On March 24, 1999, the Company entered into an agreement with Reliant Interactive Media Corporation ("Reliant"), a shareholder of the Company, under which the Company committed to provide funding for three "infomercials' Reliant was to produce. Under the terms of this agreement, the Company provided a total of $250,000 for this purpose. As consideration for this funding, Reliant was to issue 250,000 restricted, post-split shares of its common stock to the Company (see
          Note 4). Also, Reliant agreed to pay the Company a royalty equal to two percent of the adjusted gross revenues created by the infomercials until the Company had received $625,000. The royalty would be reduced to one percent of the revenues thereafter.

          As of December 15, 1999, Reliant had produced only two of the three infomercials. Both were unprofitable, and produced no royalties for the Company. The third infomercial is expected to be produced in early 2000.

                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 15, 1999


NOTE 4 - INVESTMENT

          On March 24, 1999, the Company entered into an agreement with Reliant Interactive Media Corporation ("Reliant") under which the Company provided funding of $250,000 to Reliant (see Note 3). As consideration for this funding, Reliant contracted to issue 250,000 restricted, post-split shares of its common stock to the Company upon completion of the funding. The investment has been recorded at its cost of $250,000.

          On May 25, 1999, the Company entered into another agreement with Reliant under which the Company loaned $200,000 to Reliant. As part of the consideration for this loan, Reliant agreed to issue 5,000 shares of its restricted common stock to the Company. The investment has been recorded at a cost of $1.00 per share, based on the determination of the previous agreement.

NOTE 5 - NOTES RECEIVABLE - RELATED PARTIES

          As of December 15, 1999, the Company had a total of $161,782 in notes receivable from related parties. All of the notes are unsecured. Three of the four notes (totaling $46,300) are non-interest bearing and have no specific payback terms. The fourth note, totaling $115,482 is receivable from Reliant Interactive Media Corp (see Note 3) and bears a ten percent (1 0%) interest rate.

NOTE 6 - NOTES PAYABLE - RELATED PARTIES

          As of December 15, 1999, the Company had a total of $139,095 in notes payable to related parties. All of the notes are non-interest bearing, and have no specific payback terms. All the notes are unsecured. A 1 0% interest rate has been imputed for these loans, which has been recorded as contributed capital in the financial statements.

--------------------------------------------------------------------------------

                                    PART III
--------------------------------------------------------------------------------

                           Item 1. Index to Exhibits.
--------------------------------------------------------------------------------

                                  Exhibit Index

================================================================================


  Exhibit             Table Category  /  Description of Exhibit                   Page
   Table                                                                         Number
     #
---------------------------------------------------------------------------------------
                 [2] Articles/Certificates of Incorporation, and By-Laws
---------------------------------------------------------------------------------------
    2.1        ARTICLES OF INCORPORATION                                           39
---------------------------------------------------------------------------------------
    2.2        BY-LAWS                                                             42
=======================================================================================

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to signed on its behalf by the undersigned, thereunto authorized.


                 Oasis Entertainment's Fourth Movie Project, Inc

                                       by




/s/                                                           /s/

Kirt W. James                                                 Karl E. Rodriguez
PRESIDENT/DIRECTOR                                            SECRETARY/DIRECTOR





/s/

J. Dan Sifford Jr.
TREASURER/DIRECTOR


                                       38